Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Municipal Income Fund, Inc.
811-05488


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement


   For
           3,701,427
   Against
              142,512
   Abstain
              162,088
   Broker Non-Votes
              951,219
      Total
           4,957,246


To approve a new sub-advisory
agreement


   For
           3,678,513
   Against
              161,455
   Abstain
              166,059
   Broker Non-Votes
              951,219
      Total
           4,957,246



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.